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                                                               EXHIBIT 4(iv)(b)
October 22, 1997


The Stanley Works
1000 Stanley Drive
New Britain, CT 06053
Attention: Craig Douglas

Ladies and Gentlemen:

Reference is made to The Stanley Works' 364-Day Credit Agreement, dated as of October 23, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto, and Citibank, N.A., as agent for said Lenders.

This letter is to confirm on behalf of all the Lenders that, effective on October 22, 1997, the Termination Date is extended to October 21, 1998. Except as expressly provided herein, the Credit Agreement shall remain unchanged and in full force and effect.

                                                    Very truly yours,

                                                    CITICORP SECURITIES, INC.

                                                    By:    Anita J. Brickell
                                                       -----------------------
                                                    Title: Vice President


                                                    CITIBANK, N.A.

                                                    By:    Steven R. Victorin
                                                       -----------------------
                                                    Title: Attorney-In-Fact

ACCEPTED AND AGREED
this 23rd day of October, 1997:

THE STANLEY WORKS

By:    Craig A. Douglas
   -----------------------
Title: Director, Corporate Finance